UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38174	27-3425913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 967-6677

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Citius Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada to (i) effect a 1-for-25 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) decrease the number of total authorized shares of Common Stock from 400,000,000 shares to 16,000,000 shares. The Reverse Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on the Nasdaq Capital Market. The Reverse Stock Split became effective at 5:00 p.m., Eastern Time, on November 25, 2024, and the Company’s Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of the market on November 26, 2024. The trading symbol for the common stock remains “CTXR,” and the new CUSIP number of the Company’s common stock following the Reverse Stock Split is 17322U306.

As a result of the Reverse Stock Split, every twenty-five (25) shares of the Company’s pre-Reverse Stock Split Common Stock will be combined into one (1) share of the Company’s post-Reverse Stock Split Common Stock, without any change in par value per share. Proportionate voting rights and other rights of holders of Company Common Stock will not be affected by the Reverse Stock Split. No fractional shares will be issued in connection with the Reverse Stock Split, and fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share at the participant level.

The Company’s transfer agent, VStock Transfer, LLC, is acting as the exchange agent for the Reverse Stock Split.

In addition, the Reverse Stock Split will apply to the Company’s Common Stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof, as applicable. Furthermore, the number of shares of common stock available for issuance under the Company’s equity incentive plans will be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans.

The summary of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On November 22, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change filed with the Secretary of State of the State of Nevada on November 22, 2024.
99.1	Press Release, dated November 22, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citius Pharmaceuticals, Inc.

Date: November 26, 2024	By:	/s/ Leonard Mazur
Name: Leonard Mazur
Title: Chief Executive Officer

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